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                                                                    EXHIBIT 8(B)


VINSON & ELKINS                                        VINSON & ELKINS L.L.P.
ATTORNEYS AT LAW                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com



March 5, 2002



Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202

Re:      Form S-3 Universal Shelf Registration

Ladies and Gentlemen:

         We participated in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission with respect to the shares of the common stock of Duke Energy Corporation issuable upon exchange or redemption of the exchangeable shares of 3946509 Canada Inc., including the discussion set forth in the Registration Statement under the heading "U.S. Federal Income Tax Considerations". The discussion and the legal conclusions with respect to United States federal tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement.

                                                Very truly yours,



                                                VINSON & ELKINS L.L.P.